                                                                   Exhibit 10.9

                    Computer Access Technology Corporation
                             DISTRIBUTOR AGREEMENT

     This Distributor Agreement (the "Agreement") is entered into in Santa Clara, California, as of 13 August, 1997, by and between Computer Access Technology Corporation, a California corporation with offices at 2403 Walsh Avenue, Santa Clara, CA 95051-1302 ("Manufacturer"), and Toyo Corporation with offices at 1-2, Hongokucho 1-chome, Nihonbashi, Chuo-ku, Tokyo 103 Japan. ("Distributor").

     IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS
     -----------

  1.1. "Product" shall mean all of Manufacturer's products listed in Appendix A attached hereto, including "Software", "Software Copy", and "Hardware" as defined herein.

  1.2. "Software" shall mean the most current version of the software products listed in Appendix A attached hereto.

  1.3. "Software Copy" or "Software Copies" shall mean an object code copy or copies of any of the Software products, together with a copy or copies of any user manual or other documentation customarily supplied to End-Users by Manufacturer with the Software Copy.

  1.4. "Hardware" shall mean any non-Software products, together with a copy or copies of any user manual or other documentation customarily supplied to End-Users by Manufacturer with the Hardware.

  1.5. "End-User" shall mean any third party which obtains Hardware, Software, or a Software Copy solely in order to fulfill its own needs.

  1.6. "End-User License" shall, at any time during the term of this Agreement, mean Manufacturer's then standard license agreement pursuant to which End-Users are granted the right to utilize Hardware, Software, or a Software Copy.

  1.7.   "Territory" shall mean that geographic area(s) known as "Japan".

  1.8. All references in this Agreement to the "sale" of or "selling" of Software or Software Copy shall mean the granting of a license to use
                                                                -------
         such Software or Software Copies. All references in this Agreement to the "purchase" of Software or Software Copies shall mean the obtaining of a license to use such Software or Software Copy.
              -------
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CATC/Toyo                1997 Distribution Agreement                     Page 2


2.     APPOINTMENT AND AUTHORITY OF DISTRIBUTOR
       ----------------------------------------

     2.1.  Appointment. Subject to the terms and conditions set forth herein,
           -----------
           Manufacturer hereby appoints Distributor as Manufacturer's distributor for the Product in the Territory, and Distributor hereby accepts such appointment. As distributor, Distributor shall have the right to obtain Product from Manufacturer and to market and distribute such Product for delivery to End-Users. The Territory appointment, shall be reviewed at the end of each 12 month period following the inception of this agreement. This review is to determine any or all Distributor Territory additions, deletions, changes in status, or modifications and to review Distributor performance in the Territory.

     2.2.  Sub-distributor. Distributor may exercise its distribution rights
           ---------------
           through the use of third party sub-distributors, resellers, dealers or sales representatives ("Sub-distributors") subject (i) to the written agreement by each such Sub-distributor to the restrictions on Distributor contained in this Agreement and (ii) Manufacturer's written approval of the Sub-distributor. Distributor may only grant sub-distributors the right to make sales directly to End Users.

     2.3.  Territorial Responsibility. Distributor shall pursue aggressive sales
           --------------------------
           policies and procedures to realize the maximum sales potential for the Product in the Territory. Distributor shall not advertise, market or promote the Product outside the Territory or establish a repair or maintenance facility outside the Territory without the prior written consent of Manufacturer.

     2.4.  Conflict of Interest. The parties acknowledge that any efforts by
           --------------------
           Distributor to sell competing products would constitute a conflict of interest with respect to Distributor's obligations to market the Product. If Distributor chooses to distribute products that compete with the Product, Distributor shall notify Manufacturer of its intent at least sixty (60) days prior to commencing such activity. In the event Distributor promotes, markets or distributes a product which Manufacturer, in its sole judgement, determines is competitive with any of the Product, Manufacturer shall have the right to terminate this Agreement upon thirty (30) days notice to Distributor. Failure to so notify Manufacturer shall be deemed to be a breach of this Agreement.

     2.5.  Independent Contractors. The relationship of Manufacturer and
           -----------------------
           Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venture's, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Distributor to create or assume any obligation on behalf of Manufacturer for any purpose whatsoever. All financial obligations associated with Distributor's business are the sole responsibility of Distributor. All sales and other agreements between Distributor and its Sub-distributors and customers are Distributor's exclusive responsibility and shall have no effect on Distributor's obligations under this Agreement. Distributor shall be solely responsible for, and shall indemnify and hold Manufacturer

CATC/Toyo                1997 Distribution Agreement                      Page 3

              free and harmless from, any and all claims, damages or lawsuits (including Manufacturer's attorneys' fees) arising out of the acts of Distributor or its employees, agents or Sub-distributors.

3.   PRODUCT DISTRIBUTION
     --------------------

   3.1. Packaging. Each Product shall be delivered to Distributor in a shipping
        ---------
        package (the "Package") containing the Product including the End-User License and/or user manual for such Product. Distributor may open the Package to inspect and test the Product before delivering it to its customers. Distributor will be responsible to re-package the Product before delivering it to the End-User.

   3.2. Demonstration Copies. Distributor shall have the right to order Product
        --------------------
        to be used for demonstration purposes by Distributor ("Demonstration Product") provided Distributor shall pay Manufacturer's then current charges for any such Demonstration Product, and provided that the right to use such Demonstration Product will be governed by the terms of the End-User License.

   3.3. Title to Software and Related Matters. Title to the Product (including
        -------------------------------------
        the user manual, diskette and software contained herein) shall remain with Manufacturer. Distributor shall not (and shall require that its Sub-distributors do not) remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded by Manufacturer on or in any Package or any of the items contained therein.

4.   TERMS OF PURCHASE OF PRODUCT BY DISTRIBUTOR
     -------------------------------------------

   4.1. Terms and Conditions. All orders of Product by Distributor from
        --------------------
        Manufacturer during the term of this Agreement shall be subject to the terms and conditions of this Agreement. Nothing contained in any purchase order or like document submitted by Distributor to Manufacturer shall in any way modify or add to the terms and conditions contained in this Agreement.

   4.2. Prices. All prices are F.O.B. Manufacturer's facility currently located
        ------
        at the address listed for Manufacturer at the beginning of this Agreement ("F.O.B. Point"). Manufacturer may, upon thirty (30) days notice to Distributor, designate another Manufacturer or other facility as the F.O.B. Point. The price to Distributor for each of the Product (the "Discount Price") shall be as set forth in Appendix A attached hereto. The difference between Distributor's Discount Price and Distributor's selling price to its customers shall be Distributor's sole remuneration for distribution of the Product.

  4.3.  Distributor Product Discount Schedule (Appendix A). Manufacturer may
        --------------------------------------------------
        from time to time, at its sole discretion, with thirty (30) days advance written notice to Distributor, issue new revisions to the Distributor Product Discount Schedule. These new revisions of Distributor Product Discount Schedule will replace Appendix A and will become part of this agreement. Manufacturer has the right at any time to add Products, to remove Products, to revise Products version and description, and to revise the Product prices in

CATC / Toyo                1997 Distribution Agreement                    Page 4

           Appendix A. Such revisions shall apply to all orders received after the effective date of revision. Price changes shall not affect unfulfilled orders accepted by Manufacturer prior to the effective date of the price change. Distributor may purchase at any time only the Products that are listed in the latest revision of Appendix A.

     4.4.  Taxes. Distributor's Discount Prices are payable in full to
           -----
           Manufacturer without deduction and are net of taxes (including any withholding tax) and customs duties. In addition to such amounts, Distributor shall pay sums equal to taxes (including, without limitation, sales, withholding, value-added and similar taxes) and customs duties paid or payable, however designated, levied, or based on amounts payable to Manufacturer hereunder or on an end user's use or possession of the Product under or in accordance with the provisions of this Agreement, but exclusive of United States federal, state, and local taxes based on Manufacturer's net income.

     4.5.  Order and Acceptance. All orders for Product submitted by Distributor
           --------------------
           shall be initiated by written orders mailed or faxed to Manufacturer and requesting a delivery date during the term of this Agreement. To facilitate Manufacturer's production scheduling, Distributor shall submit purchase orders to Manufacturer at least fifteen (15) days prior to the requested day of delivery. No order shall be binding upon Manufacturer until accepted by Manufacturer in writing, and Manufacturer shall have no liability to Distributor with respect to purchase orders that are not accepted. Manufacturer shall use its reasonable efforts to notify Distributor of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within two (2) days of receipt of the order. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Manufacturer shall use its reasonable efforts to deliver Product at the times specified either in its quotation or in its written acceptance of Distributor's orders.

     4.6.  Payment. Manufacturer shall submit an invoice to Distributor upon
           -------
           shipment of each Product ordered by Distributor and as set forth below. The invoice shall cover Distributor's Discount Price for the Product in a given shipment plus any freight, taxes or other applicable costs initially paid by Manufacturer but to be borne by Distributor. The full invoiced amount shall be due for payment within sixty (60) days of the date of invoice. Any invoiced amount not received within sixty (60) days of the date of invoice shall be subject to a service charge of two and one-half percent (2.5%) per month. Distributor shall pay all of Manufacturer's costs and expenses (including reasonable attorneys' fees) to enforce and preserve Manufacturer's rights under this Subsection 4.6.

     4.7.  Shipping. All Product delivered pursuant to the terms of this
           --------
           Agreement shall be suitably packed for shipment in Manufacturer's standard shipping cartons, marked for shipment at Distributor's address set forth above, and delivered to Distributor or its carrier agent at the F.O.B. Point, at which time risk of loss shall pass to Distributor. Unless otherwise instructed in writing by Distributor, Manufacturer shall select the carrier. Distributor agrees to undertake all import formalities required to import the Product into the Territory. All customs, freight, insurance, and other shipping expenses,





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CATC/Toyo                 1997 Distribution Agreement                     Page 5

          as well as any special packing expense, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Product after delivery to the carrier at the F.O.B. Point.

5.   TRAINING, INSTALLATION, AND SERVICE
     -----------------------------------

   5.1.   Sub-distributor and End-User Inquiries. Distributor is responsible for
          --------------------------------------
          supporting all Product it distributes to End-Users. Distributor shall maintain onsite staff support personnel sufficiently knowledgeable with respect to the Product to answer Sub-distributor, End-User and other customer questions regarding the use and operation of Product marketed by Distributor. Distributor shall ensure that all questions regarding the use or operation of Product marketed by Distributor are initially addressed to and answered by Distributor. Any Sub-distributor or End-User service questions resulting from Distributor's sales will be referred by Manufacturer back to Distributor.

   5.2.   Training. Distributor shall arrange with Manufacturer, for at least
          --------
          two (2) qualified employees of Distributor to attend Manufacturer's training program in the use and operation of the Product. This training is to be performed semi-annually, although additional training sessions may be arranged. Manufacturer will arrange to provide, and Distributor will receive one training session at the Distributor appointed facility and Manufacturer will arrange to provide, and Distributor will receive one training session at the Manufacturer's appointed facility. In the event of termination of the employment of any such trained employee, Distributor shall notify Manufacturer in writing of such termination, and of the name of another qualified employee, who shall, at Distributor's expense, attend and complete Manufacturer's training program within Thirty (30) days of the date of such termination.

   5.3.   Manufacturer Support. Manufacturer will provide consultation to
          ----------------------
          Distributor, via all possible communications means, to include telephone, fax, mail, personal visits and other electronic means to be mutually defined between Distributor and Manufacturer, with respect to any Sub-distributor or End-User questions which Distributor cannot adequately answer. Distributor will not represent to any third party that Manufacturer is available to answer questions from any Sub-distributor, End-User or other customer directly. It shall be considered a breach of this Agreement if Distributor fails to support its customers with technical assistance.

6.   WARRANTY TO DISTRIBUTOR'S CUSTOMERS
     -----------------------------------

    6.1.  Standard Limited Warranty. Pursuant to the End-User, Manufacturer
          -------------------------
          makes a limited warranty to the End-User regarding the Product obtained by such End-User (the "Limited Warranty"). The End-User Limited Warranty warrants the Product to be free from defects in material, content, and workmanship, agrees to repair or replace any part of the Product that proves defective and specifically disclaims all other warranties relating to the Product, including all warranties with respect to the performance of the Product. DISTRIBUTOR SHALL NOT MAKE OR PASS ON TO ANY PARTY (AND SHALL REQUIRE THAT ITS SUB-DISTRIBUTORS DO NOT MAKE OR

CATC/Toyo                  1997 Distribution Agreement                    Page 6

          PASS ON TO END-USERS) ANY WARRANTY OR REPRESENTATION ON BEHALF OF MANUFACTURER OTHER THAN OR CONSISTENT WITH THE LIMITED WARRANTY.

    6.2.  No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE,
          -----------------
          MANUFACTURER GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCT, THE FITNESS FOR ANY PURPOSE, THE QUALITY, THE MERCHANTABILITY, OR OTHERWISE.

    6.3.  Warranty Period. Manufacturer's End-User Limited Warranty is in effect
          ---------------
          for a period of time specified in the Product manual or warranty card. The warranty period starts at the delivery of the Product to the carrier at the F.O.B. Point.

    6.4.  Warranty Product Returns. In the event a Manufacturer Product under
          ------------------------
          warranty is found to be defective by the End-User and reported to the Distributor, the following procedure will be used to assure proper tracking and handling of the defective goods and the replacement Product.

          6.4.1. The Distributor will notify Manufacturer about the occurrence of defective or non-operational product via FAX to the attention of the Customer Support Manager.

          6.4.2. The Distributor will test and confirm the defective or non-operational status of the product as instructed by Manufacturer.

          6.4.3. Manufacturer will issue to the Distributor a Return Merchandise Authorization (RMA) number for each confirmed defective or non-operational product. This RMA number is to be used for all correspondence and shipping documents that relate to the associated product.

          6.4.4. The Distributor will ship and defective or non-operational products to Manufacturer monthly, or after accumulating a minimum of 10 RMAs. Distributor is responsible for shipping cost of RMA products to Manufacturer.

          6.4.5. With each RMA shipment, the Distributor will send to the attention of the Manufacturer Customer Service Manager an itemized list of all products returned in that shipment, including the associated RMA number(s).

          6.4.6. Both Manufacturer and the Distributor are to maintain the RMA number(s) in a RMA database itemizing the customer from who the product is returned together with the date and the problem description of the returned products.

          6.4.7. Upon receipt of the returned product, Manufacturer will verify the RMA shipment with the Distributor, and test the product to assure the defective or non-operational status. The Distributor will maintain a No Problem Found (NPF) percentage for all RMAs not to exceed 20%. NPFs in excess of 20% will be billed to the Distributor for Manufacturer testing time.

CATC/Toyo                   1997 Distribution Agreement                   Page 7

          6.4.8. Manufacturer will either send replacement product, or credit the product cost to the Distributor upon receipt the RMA. All product returned to the Distributor will be referenced to the original RMA for which it is replacing. Manufacturer is responsible for shipping costs of replacement products to the Distributor.

7.     ADDITIONAL OBLIGATIONS OF DISTRIBUTOR
       -------------------------------------

   7.1.   Sales and Inventory Reports. Distributor agrees to provide
          ---------------------------
          Manufacturer with a quarterly point-of-sale and inventory report showing, at a minimum, date sold, quantity of each type of Product sold, serial number, and the buyers' names and addresses, as well as the quarter-end inventory position on hand for each type of Product. This report must be forwarded to Manufacturer within twenty (20) days of the close of each quarter.

   7.2.   Demonstrations and Staff Training. Distributor agrees to provide its
          ---------------------------------
          staff and Sub-distributors with adequate training regarding the use and operation of the Product, and to also provide its staff and Sub-distributors with regular training regarding updates of the Product. Distributor further agrees to cause Sub-distributors to provide their staff with adequate training regarding the use and operation of the Product and updates of the Product. Distributor agrees, and further agrees to cause Sub-distributors to agree to dedicate a computer workstation for supplementary staff training, demonstrations and support of Product.

   7.3.   Forecasts. On or before the first day of every month, Distributor
          ---------
          shall provide Manufacturer with a four (4) month rolling forecast showing prospective orders by Product and intended submittal date.

   7.4.   Promotion of the Product. Distributor shall, at its own expense,
          ------------------------
          vigorously promote the distribution of the Product within the Territory. Such promotion shall include but not be limited to advertising the Product in trade publications within the Territory, participating in appropriate trade shows, and directly soliciting orders from customers for the Product.

   7.5.   Finances and Personnel. Distributor shall maintain a net worth and
          ----------------------
          working capital sufficient, in Manufacturer's reasonable judgment, to allow Distributor to perform fully and faithfully its obligations under this Agreement. Distributor shall devote sufficient financial resources and technically qualified sales and service personnel to the Product to fulfill its responsibilities under this Agreement.

   7.6.   Customer and Sales Reporting. Distributor shall, at its own expense
          ----------------------------
          and consistent with the marketing and distribution policies of
          Manufacturer:

          7.6.1. place the Product marketing and distribution in Distributor's catalogues as soon as possible and feature the Product in any applicable trade show that it attends;

          7.6.2. provide adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice;

CATC/Toyo                   1997 Distribution Agreement                  Page 8


               7.6.3. assist Manufacturer in assessing customer requirements for the Product, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and

               7.6.4. submit market research information, as reasonably requested by Manufacturer, regarding competition and changes in the market within the Territory.

   7.7.   Standard of Business Practices. Distributor shall establish and
          ------------------------------
          maintain, and shall cause its Sub-distributors, employees, consultants and agents to establish and maintain a high standard of ethical business practices in connection with its distribution of Product in the Territory.

8.     ADDITIONAL OBLIGATIONS OF MANUFACTURER
       --------------------------------------

   8.1.   Marketing Materials. Manufacturer shall promptly provide Distributor
          -------------------
          with marketing and technical information concerning the Product as well as reasonable quantities of brochures, instructional material, advertising literature, and other Product data.

   8.2.   Response to Inquiries. Manufacturer shall promptly respond to all
          ---------------------
          inquiries from Distributor concerning matters pertaining to this Agreement.

   8.3.   Delivery Time. Manufacturer shall minimize delivery time as much as
          -------------
          possible and use its reasonable best efforts to fulfill delivery obligations as committed in acceptances.

   8.4.   New Developments. Manufacturer shall inform Distributor of new product
          ----------------
          developments.

   8.5.   Product Upgrade/Maintenance. Manufacturer will provide Distributor
          ---------------------------
          with appropriate Product upgrades and maintenance, and Distributor will incorporate any and all Manufacturer provided Product upgrades and maintenance, such that the Distributor Product inventory is representative of the latest Product offerings or revisions available from the Manufacturer.

9.     TERM AND TERMINATION
       --------------------

   9.1.   Term. This Agreement shall continue in force for a fixed term of two
          ----
          (2) years from the Effective Date hereof unless terminated earlier under the provisions of this Section 9. At the end of the fixed term, this agreement shall terminate automatically without notice unless prior to that time the term of the agreement is extended by mutual written consent of the parties.

   9.2.   Termination for Convenience. This Agreement may be canceled by either
          ---------------------------
          party for any reason or no reason, whether or not extended beyond the first year, by giving the other party written notice ninety (90) days in advance.

                         1997 Distribution Agreement                   Page 9


     9.3. Termination for Cause. If either party defaults in the performance of
          ---------------------
          any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty-day period, then the Agreement shall automatically terminate at the end of that period.

     9.4. Termination for Insolvency. This Agreement shall terminate, without
          --------------------------
          notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, or
          (iii) upon Distributor's dissolution.

     9.5. Fulfillment of Orders upon Termination. Upon termination of this
          --------------------------------------
          Agreement, Manufacturer may, but shall not be obligated to, fulfill, subject to the terms of Sections 3 and 4 above and subject to Manufacturer's right to require prepayment, all orders accepted by Manufacturer prior to the date of termination.

     9.6. Return of Materials. All trademarks, trade names, patents,
          -------------------
          copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of Manufacturer. Within thirty (30) days after the termination of the Agreement, Distributor shall prepare all such items in its possession for shipment, as Manufacturer may direct, at Manufacturer's expense. Distributor shall suitably package the materials for shipment in accordance with standard shipment practice for the type and size of the Product(s) to be returned. Distributor shall not return product to Manufacturer without prior receipt of a Return Merchandise Authorization. Distributor shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Manufacturer.

     9.7. Limitation on Liability. In the event of termination by either party
          -----------------------
          in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Manufacturer or Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

     9.8. Inventory Disposition. Upon termination, Manufacturer will purchase
          ---------------------
          back from Distributor, at the current Distributor price as defined in Appendix A less any credits or Product price adjustments, all Product in Distributor inventory that is in unopened, unused, and in otherwise like new condition. Distributor shall suitably package the Product for return shipment to the Manufacturer in accordance with standard shipment practice for the type and size of the Product(s) to be returned. Distributor shall not

CATC/Toyo                   1997 Distribution Agreement                  Page 10



          return product to Manufacturer without prior receipt of a Return Merchandise Authorization. Distributor will bear all transportation, duties and other costs associated with the Product return to Manufacturer.

     9.9. Survival of Certain Terms. The provisions of Sections 2.5, 3.3, 6, 9,
          -------------------------
          10, 11 and 13 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

10.               LIMITED LIABILITY TO DISTRIBUTOR AND OTHERS
                  -------------------------------------------

    10.1. MANUFACTURER'S LIABILITY UNDER ANY CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR UNDER ANY INDEMNITY CONTAINED IN THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS RECEIVED BY MANUFACTURER FROM DISTRIBUTOR DURING THE IMMEDIATELY PRECEDING TWELVE (12) MONTH PERIOD.

    10.2. IN NO EVENT SHALL MANUFACTURER HAVE ANY LIABILITY TO DISTRIBUTOR OR TO END USERS OR ANY OTHER THIRD PARTY, FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF THE PRODUCTS, OR THE FAILURE OF THE PRODUCTS TO PERFORM, OR FOR ANY OTHER REASON. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

11.  PROPERTY RIGHTS AND CONFIDENTIALITY
     -----------------------------------

    11.1. Property Rights. Distributor agrees that Manufacturer owns all right,
          ---------------
          title, and interest in the Product and in each Product now or hereafter subject to this Agreement and in all of Manufacturer's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Product. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease, except to the extent necessary for Distributor to provide maintenance to its existing Product customers.

    11.2. Confidentiality. Manufacturer and Distributor each acknowledge that by
          ---------------
          reason of the relationship hereunder each entity will have access to certain information and materials concerning the other entity's business, plans, customers, technology, and products that are confidential and of substantial value to each, which value would be impaired if such information were disclosed to third parties. Manufacturer and Distributor agree that each will not use in any way for their own account or the account of any third party, nor disclose to any third party, any such confidential information revealed as a result of this Agreement. Manufacturer and Distributor shall take every reasonable precaution to protect the confidentiality of such information. Upon request by either Manufacturer or Distributor, each shall advise whether or not it considers any particular information or

CATC / Toyo                    1997 Distribution Agreement               Page 11

          materials to be confidential. Both Manufacturer and Distributor shall designate confidential information by clear marking on such information that denotes the information as confidential. Both Manufacturer and Distributor shall not publish any technical description of the Product or information beyond the description published by Manufacturer or Distributor. In the event of termination of this Agreement, there shall be no use or disclosure by Manufacturer or Distributor of any confidential information of Manufacturer and Distributor, and Manufacturer and Distributor shall not manufacture or have manufactured any products utilizing any of each other's confidential information. This confidentiality clause shall survive the termination of this Agreement and extend a minimum of three (3) years beyond the date termination.

    11.3. Patent Information. Manufacturer has no patents for the Product,
          ------------------
          either granted or pending, at this time.

12.    TRADEMARKS AND TRADE NAMES
       --------------------------

    12.1. Use. During the term of this Agreement, Distributor shall have the
          ---
          right to indicate to the public that it is an authorized distributor of Manufacturer's Product and to advertise (within the Territory) such Product under the trademarks, marks, and trade names that Manufacturer may adopt from time to time ("Trademarks"). Distributor shall not alter or remove any Trademarks applied at the factory to the Product, Packages, or other materials contained therein. Nothing herein shall grant to Distributor any right, title or interest in the Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to the Trademarks.

    12.2. Approval of Representations. All representations of the Trademarks
          ---------------------------
          that Distributor intends to use shall first be submitted to Manufacturer for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Manufacturer. Upon receipt of Distributors plans and designs for use of Manufacturer Trademarks, the Manufacturer shall have twenty-one (21) days to review and approve or reject such representation(s). If any of the Trademarks are to be used in conjunction with another trademark on or in relation to the Product, then Manufacturer's mark shall be presented equally legibly, equally prominently, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

13.    PATENT, COPYRIGHT, AND TRADEMARK INDEMNITY
       ------------------------------------------

    13.1. Indemnification. Distributor agrees that Manufacturer has the right
          ---------------
          to defend, or at its option to settle, and Manufacturer agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Distributor or its customer on the issue of infringement of any patent, copyright or trademark by the Product distributed hereunder or the use thereof, subject to the limitations hereinafter set forth. Manufacturer shall have sole control of any such action or settlement negotiations, and

CATC/Toyo                      1997 Distribution Agreement               Page 12


       Manufacturer agrees to pay, subject to the limitations hereinafter set forth, any final judgement entered against Distributor or its customer on such issue in any such suit or proceeding defended by Manufacturer. Distributor agrees that Manufacturer at its sole option shall be relieved of the foregoing obligations unless Distributor or its customer notifies Manufacturer promptly in writing of such claim, suit or proceeding and gives Manufacturer authority to proceed as contemplated herein, and, at Manufacturer's expense, gives Manufacturer proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Product, or any part thereof, are, or in the opinion of Manufacturer may become, the subject of any claim, suit or proceeding for infringement of any United States patent, copyright or trademark, or if it is adjudicatively determined that the Product, or any part thereof, infringe any patent, copyright or trademark, or if the distribution or use of the Product, or any part thereof, is, as a result, enjoined, then Manufacturer may, at its option and expense: (i) procure for Distributor and its customers the right under such patent, copyright or trademark to distribute or use, as appropriate, the Product or such part thereof; of
       (ii) replace the Product, or part thereof, with other suitable Product or parts; or (iii) suitably modity the Product, or part thereof; or (iv) if the use of the Product, or part thereof, is prevented by injunction, remove the Product, or part thereof, and refund the aggregate payments paid therefor by Distributor within Sixty (60) days upon receipt or written notice, less a reasonable sum for use and damage. Manufacturer shall not be liable for any costs or expenses incurred without its prior written authorization.

13.2   Limitation. Notwithstading the provisions of Subsection 13.1 above,
       ----------
       Manufacturer assumes no liability for (i) any infringement claims with respect to any product in or with which any of the Product may be used but not covering the Product standing alone; (ii) any trademark infringements involving any marking or branding not applied by Manufacturer or involving any marking or branding applied at the request of Distributor; or (iii) the modification of the Product, or any part thereof, unless such modification was made by Manufacturer.

13.3.  Entire Liability. THE FOREGOING PROVISIONS OF THIS SECTION 13 STATE THE
       ----------------
       ENTIRE LIABILITY AND OBLIGATION OF MANUFACTURER AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCT, OR ANY PART THEREOF.

13.4.  Notification of Unauthorized Use. Distributor shall promptly notify
       --------------------------------
       Manufacturer in writing upon its discovery of any unauthorized use or infringement of the Product or Manufacturer's patent, copyright, trademark or other intellectual property rights with respect thereto. Manufacturer shall have the sole and exclusive right to bring an infringement action or proceeding against a third party, and, in the event that Manufacturer brings such an action or proceeding, Distributor shall cooperate and provide full information and assistance to Manufacturer and its counsel in connection with any such action or proceeding.

CATC/Toyo                    1997 Distribution Agreement                 Page 13


14.  GENERAL PROVISIONS
     ------------------

   14.1.  Governing Law. The rights and obligations of the parties under this
          -------------
          Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods; rather such rights and obligations shall be governed by and construed under the laws of the State of California, including its Uniform Commercial Code, without reference to conflict of laws principles.

   14.2.  Arbitration. Any dispute or claim arising out of or in connection with
          -----------
          this Agreement shall be finally settled by binding arbitration in Santa Clara, California under the commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

   14.3.  Entire Agreement. This Agreement sets forth the entire agreement and
          ----------------
          understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

   14.4.  Notices. Any notice required or permitted by this Agreement shall be
          -------
          in writing and shall be sent by prepaid registered or certified mail, or other courier, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given ten (10) days after deposit in the mail, except that notice of change of address shall be effective only upon receipt.

   14.5.  Force Majeure. Nonperformance of either party shall be excused to the
          -------------
          extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, lack of transportation, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

   14.6.  Nonassignability and Binding Effect. A mutually agreed consideration
          -----------------------------------
          for Manufacturer's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under its present ownership, and, accordingly, Distributor agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of Manufacturer. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

CATC/Toyo                     1997 Distribution Agreement              Page 14

14.7.  Legal Expenses.   The prevailing party in any legal action brought by one
       --------------
       party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

                               1997 Distribution Agreement               Page 15

     14.8. Counterparts. This Agreement may be executed in two or more
           ------------
           counterparts, each of which shall be deemed an original and all of which together shall constitute on instrument.

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            "Manufacturer":                               "Distributor":

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     Computer Access Technology Corp.                    Toyo Corporation

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 Signed: /s/ Dan Wilnai                               Signed: /s/ Kohzo Yumoto

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 By (name): Dan Wilnai                                By (name): Kohzo Yumoto

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 Title: PRESIDENT                                     Title: PRESIDENT

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 Date:   7 Nov. 1997                                  Date: 7 Nov. 1997

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